As filed with the Securities and Exchange Commission on March 12, 2017

1940 Act File No. 811-23239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 1	☒

(Check appropriate box or boxes.)

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

(Exact Name of Registrant as Specified in Charter)

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (817) 391-6100

Gene L. Needles, Jr., President	With copies to:
220 East Las Colinas Boulevard	Kathy K. Ingber, Esq.
Suite 1200	K&L Gates LLP
Irving, Texas 75039	1601 K Street, NW
(Name and Address of Agent for Service)	Washington, D.C. 20006-1600

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement of American Beacon Institutional Funds Trust (the “Registrant”) on Form N-1A (File No. 811-23239) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 17, 2017 under the 1940 Act (Accession No. 0001133228-17-001416) (“Registration Statement”), as pertaining to Part B of the Registration Statement. Parts A and B of the Registration Statement are incorporated herein by reference.

The securities described in the Registration Statement are offered in a private placement that does not involve a "public offering" within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended ("1933 Act"), and Regulation D (including Rule 506(b)) thereunder, and have not been registered with or approved or disapproved by the Securities and Exchange Commission (“SEC”) under the 1933 Act or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of any part of the Registration Statement. Any representation to the contrary is a criminal offense.

The securities described in the Registration Statement are being offered for investment only to qualified plans, investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act, and that are also "qualified purchasers" as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended ("1940 Act").

Amendment to Part B of the Private Placement Memorandum

April 12, 2017

Dear Investor,

The purpose of this amendment is to update the Statement of Additional Information included as Part B of the Private Placement Memorandum of American Beacon Diversified Fund, a series of American Beacon Institutional Funds Trust, dated March 22, 2017, as follows:

On page 36 under the heading “Portfolio Managers-Brandywine Global Investment Management, LLC” the table is deleted and replaced with the following:

	Number of Other Accounts Managed and Assets by Account Type			Number of Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Investment Advisor and Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Brandywine Global Investment Management, LLC
James Clarke	3 ($2.6 bil)	5 ($66.3 mil)	22 ($2.3 bil)	N/A	N/A	2 ($13.9 mil)
Gary Herbert	5 ($940.7 mil)	8 ($604.8 mil)	7 ($809.7 mil)	N/A	1 ($40.1 mil)	N/A
David F. Hoffman	7 ($5.4 bil)	44 ($16.9 bil)	94 ($28.9 bil)	N/A	4 ($1.3 bil)	15 ($12.5 bil)
Patrick S. Kaser	3 ($2.6 bil)	5 ($66.3 mil)	23 ($2.3 bil)	N/A	N/A	2 ($13.9 mil)
Anujeet Sareen	7 ($5.4 bil)	44 ($16.9 bil)	94 ($28.9 bil)	N/A	4 ($1.3 bil)	15 ($12.5 bil)
Stephen S. Smith	7 ($5.4 bil)	44 ($16.9 bil)	94 ($28.9 bil)	N/A	4 ($1.3 bil)	15 ($12.5 bil)
Jack P. McIntyre	7 ($5.4 bil)	44 ($16.9 bil)	94 ($28.9 bil)	N/A	4 ($1.3 bil)	15 ($12.5 bil)

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR PRIVATE PLACEMENT MEMORANDUM FOR FUTURE REFERENCE.

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a)	(1)	Certificate of Trust, dated January 11, 2017, is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A filed on March 17, 2017 (“Initial Registration Statement”)
(a)	(2)	Declaration of Trust, dated January 11, 2017, is incorporated by reference to the Initial Registration Statement
(b)		Bylaws, dated February 24, 2017, is incorporated by reference to the Initial Registration Statement
(c)		Not applicable
(d)	(1)	Management Agreement between American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., dated February 28, 2017, is incorporated by reference to the Initial Registration Statement
	(2)(A)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Barrow, Hanley, Mewhinney & Strauss, LLC, dated March 21, 2017 – (filed herewith)
	(2)(B)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Brandywine Global Investment Management, LLC, dated March 15, 2017– (filed herewith)
	(2)(C)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc., and Hotchkis and Wiley Capital Management LLC, dated March 21, 2017 – (filed herewith)
	(2)(D)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Lazard Asset Management LLC, dated March 21, 2017 – (filed herewith)
	(2)(E)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Templeton Investment Counsel, LLC, dated March 17, 2017– (filed herewith)
	(2)(F)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Aristotle Capital Management, LLC, dated March 21, 2017 – (filed herewith)
(e)		Not applicable
(f)		Not applicable
(g)	(1)	Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017 – (filed herewith)
(g)	(2)	Class Action Filing Services Amendment to Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017 – (filed herewith)
(h)	(1)	Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 22, 2017 – (filed herewith)
	(2)	Securities Lending Agency Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated February 16, 2017, is incorporated by reference to the Initial Registration Statement
(i)		Not applicable
(j)		Not applicable
(k)		Not applicable

(l)		Not applicable
(m)		Not applicable
(n)		Not applicable
(p)	(1)	Code of Ethics of American Beacon Advisors, Inc., American Beacon Funds, American Beacon Institutional Funds Trust, and American Beacon Select Funds, dated March 22, 2017, is incorporated by reference to the Initial Registration Statement
	(2)	Code of Ethics of Aristotle Capital Management, LLC, dated August 15, 2016, is incorporated by reference to the Initial Registration Statement
	(3)	Code of Ethics of Barrow, Hanley, Mewhinney & Strauss, LLC, dated May 12, 2016, is incorporated by reference to the Initial Registration Statement
	(4)	Code of Ethics of Brandywine Global Investment Management, LLC, dated January 2016, is incorporated by reference to the Initial Registration Statement
	(5)	Code of Ethics of Hotchkis and Wiley Capital Management, LLC, dated December 2, 2013, is incorporated by reference to the Initial Registration Statement
	(6)	Code of Ethics and Personal Investment Policy of Lazard Asset Management LLC, is incorporated by reference to the Initial Registration Statement
	(7)	Code of Ethics and Policy Statement on Insider Trading of Franklin Templeton, parent company of Templeton Investments Counsel, LLC, dated May 2013, is incorporated by reference to the Initial Registration Statement

Other Exhibit

Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust dated February 28, 2017 – (filed herewith)

Item 29.	Persons Controlled by or under Common Control with Registrant

American Beacon Advisors, Inc. will own all of the outstanding shares of the Registrant on the commencement date. American Beacon Advisors, Inc. is a wholly-owned subsidiary of Resolute Investment Managers, Inc. ("RIM"). RIM is in turn a wholly-owned subsidiary of Resolute Acquisition, Inc., which is a wholly-owned subsidiary of Resolute Topco, Inc. a wholly-owned subsidiary of Resolute Investment Holdings, LLC ("RIH"). RIH is owned primarily by Kelso Investment Associates VIII, L.P., KEP VI, LLC and Estancia Capital Partners L.P., investment funds affiliated with Kelso & Company, L.P. ("Kelso") or Estancia Capital Management, LLC ("Estancia"), which are private equity firms.

Item 30.	Indemnification

Article VII of the Declaration of Trust of the Trust provides that:

Section 7.2 Limitation of Liability. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee or officer, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other person, as to matters reasonably believed to be within such person’s professional or expert competence. The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking or any Series made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Delaware Secretary of State and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 7.5 Indemnification.

(a)	Subject to the exceptions and limitations contained in subsection (b) below;

(i)	every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)	Subject to the provisions of this Section 7.5, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii)	as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)	To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;

(i)	who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)	in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)	The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)	To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)	To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5, shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)	Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)	Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.6(a) and (b).

Section 7.6       Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII unless otherwise required under applicable law.

Numbered Paragraph 10 of the Management Agreement provides that:

10. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The U.S. federal and state securities laws impose liabilities on persons who act in good faith, and, therefore, nothing in this Agreement is intended to limit the obligations of the Manager under such laws. This Paragraph 10 does not in any manner preempt any separate written indemnification commitments made by the Manager with respect to any matters encompassed by this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Aristotle Capital Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser. The indemnification in this Section shall survive the termination of this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 11 of the Investment Advisory Agreement with Brandywine Global Investment Management, LLC provides that:

11. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Hotchkis and Wiley Capital Management, LLC provides that:

9. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Lazard Asset Management LLC provides that:

8. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Templeton Investment Counsel, LLC provides that:

8. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Supplemental Limited Indemnification from the Manager

ABA shall indemnify and hold harmless Indemnitee, in his or her individual capacity, from and against any cost, asserted claim, liability or expense, including reasonable legal fees (collectively, “Liability”) based upon or arising out of (i) any duty of ABA under the Management Agreement (including ABA’s failure or omission to perform such duty), and (ii) any liability or claim against Indemnitee arising pursuant to Section 11 of the Securities Act of 1933, as amended, Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and any similar or related federal, state or common law statutes, rules or interpretations. ABA’s indemnification obligations under this Letter Agreement shall be limited to civil and administrative claims or proceedings.

Item 31.

I.	Business and Other Connections of Investment Manager

American Beacon Advisors, Inc. (the “Manager”) offers investment management and administrative services to the Registrant. It acts in the same capacity to other investment companies, including those listed below.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of American Beacon Advisors, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections

Sonia L. Bates; Asst. Treasurer, Dir. Tax & Financial Reporting	Asst. Treasurer, American Beacon Funds Complex; Asst. Treasurer, Lighthouse Holdings, Inc.; Asst. Treasurer, Lighthouse Holdings Parent, Inc.; Asst. Treasurer, American Private Equity Management, L.L.C.; Asst. Treasurer, Resolute Investment Managers, Inc.

Rosemary K. Behan; Secretary	Secretary, American Beacon Funds Complex; Secretary, Lighthouse Holdings, Inc.; Secretary, Lighthouse Holdings Parent, Inc.; Secretary, American Private Equity Management, L.L.C.; Secretary, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Secretary, Resolute Investment Managers, Inc.
Christopher L. Collins; Director	Manager; APEM, L.L.C.; Director; ABA, Inc.; President and Director; Resolute Investment Managers, Inc.; President and Director; Resolute Acquisition, Inc.; President and Director; Resolute Topco, Inc.; Vice President and Director; Resolute Investment Holdings, LLC.
Stephen C. Dutton; Director	Manager; APEM, L.L.C.; Vice President & Treasurer and Director; Resolute Investment Managers, Inc., Vice President & Treasurer and Director; Resolute Acquisition, Inc., Vice President & Treasurer and Director; Resolute Topco, Inc., Vice President and Director; Resolute Investment Holdings, LLC.
Melinda G. Heika; Treasurer	Treasurer, American Beacon Funds Complex; Treasurer, Lighthouse Holdings, Inc.; Treasurer, Lighthouse Holdings Parent, Inc.; Treasurer, American Private Equity Management, L.L.C.; Director and Treasurer, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Treasurer, Resolute Investment Managers, Inc.
Takashi B. Moriuchi; Director	Manager; APEM, L.L.C.; Director; Resolute Investment Managers, Inc., Director; Resolute Acquisition, Inc., Director; Resolute Topco, Inc., Director; Resolute Investment Holdings, LLC.
Gene L. Needles, Jr.; Director, President and Chief Executive Officer	President, American Beacon Funds Complex; Director, President, Lighthouse Holdings, Inc.; President, Lighthouse Holdings Parent, Inc.; Manager, American Private Equity Management, L.L.C.; President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director, Resolute Investment Managers, Inc.; Director, Resolute Acquisition, Inc.; Director, Resolute Topco, Inc., President & CEO, Resolute Investment Holdings, LLC.

Jeffrey K. Ringdahl; Chief Operating Officer	Senior Vice President, American Beacon Funds Complex; Senior Vice President, Lighthouse Holdings, Inc.; Senior Vice President, Lighthouse Holdings Parent, Inc.; Vice President, American Private Equity Management; Director and Vice President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director, Resolute Investment Managers, Inc.; Director, Resolute Acquisition, Inc.; Director, Resolute Topco, Inc., Chief Operating Officer, Resolute Investment Holdings, LLC.

The principal address of the Manager, the American Beacon Institutional Funds Trust, American Private Equity Management, L.L.C., Resolute Investment Holdings, LLC, and Lighthouse Holdings Parent, Inc. is 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

II.	Business and Other Connections of Investment Advisers

The investment advisers listed below provide investment advisory services to the Trust.

American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

Aristotle Capital Management, LLP (“Aristotle”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund. The principal address of Aristotle is 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Aristotle is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Aristotle	Other Substantial Business and Connections
Gary Lisenbee Co-CEO and Co-Chief Investment Officer	Senior Partner – Aristotle Credit Partners, LLC Senior Partner – Aristotle Capital Boston, LLC Senior Partner – Aristotle Atlantic Partners, LLC

Richard Schweitzer Chief Financial Officer & Chief Risk Officer

Senior Partner – Aristotle Credit Partners, LLC

Senior Partner – Aristotle Capital Boston, LLC

Senior Partner – Aristotle Atlantic Partners, LLC

Chief Operating Officer & Chief Financial Officer – MetWest Ventures, LLC

Chief Operating Officer & Chief Financial Officer – MetWest Realty Advisors, LLC

Chief Operating Officer & Chief Financial Officer – MetWest Properties, LLC

Michelle Gosom Chief Compliance Officer	Chief Compliance Office – Aristotle Capital Boston, LLC; Chief Compliance Office – Aristotle Atlantic Partners, LLC

Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund and American Beacon Small Cap Value Fund, which are series of American Beacon Funds. The principal address of Barrow is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Barrow is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Barrow	Other Substantial Business and Connections
James P. Barrow; President, Secretary, Treasurer, Executive Director, Member Board of Managers	None
J. Ray. Nixon; Executive Director, Member Board of Managers	None
Patricia B. Andrews; Chief Compliance and Risk Officer, Managing Director	None
John S. Williams; Managing Director	None
Linda T. Gibson; Member Board of Managers	OMAM, Inc., Executive Vice President and Head of Global Distribution
Aidan J. Riordan; Member Board of Managers	OMAM, Inc., Executive Vice President and Head of Affiliate Management

Brandywine Global Investment Management, LLC (“Brandywine”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Flexible Bond Fund, American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds. The principal address of Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Brandywine is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Brandywine	Other Substantial Business and Connections
David F. Hoffman; Senior Managing Director	None
Mark P. Glassman; Chief Administrative Officer	None
Patrick S. Kaser; Managing Director	None
Paul R. Lesutis; Senior Managing Director	None
Henry F. Otto; Senior Managing Director	None
Stephen S. Smith; Senior Managing Director	None
Adam B. Spector; Managing Director	None
Steven M. Tonkovich; Senior Managing Director	None
Thomas C. Merchant; Secretary	None
Beth O’Malley; Assistant Secretary	None
Melissa A. Warren; Assistant Secretary	None

Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds. The principal address of Hotchkis is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017-5439.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Hotchkis is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Hotchkis	Other Substantial Business and Connections
George H. Davis; Chief Executive Officer and Executive Committee Member	Trustee of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
James E. Menvielle; Chief Financial Officer	Vice President and Treasurer of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
Anna Marie S. Lopez; Chief Operating Officer	President of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
Tina H. Kodama; Chief Compliance Officer	Vice President and Chief Compliance Officer of the Hotchkis & Wiley Funds
Sheldon J. Lieberman; Executive Committee Member	None
C. Nigel Hurst-Brown; Executive Committee Member	Chief Executive and Director of Hotchkis and Wiley ltd.
Douglas H. Martin; Executive Committee Member	Senior Managing Director of Stephens Inc. and Board of Director of Conns, Inc.

Lazard Asset Management, LLC (“Lazard”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds. The principal address of Lazard is 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Lazard is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Lazard	Other Substantial Business and Connections
Ashish Bhutani; Director, CEO	Vice Chairman, Lazard Ltd.
Gerard B. Mazzari; COO	Chief Financial Officer, Lazard Asset Management Securities, LLC
Nathan A. Paul; General Counsel	Chief Legal Officer of Lazard Asset Management Securities, LLC
Mark R. Anderson; Chief Compliance Officer	Chief Compliance Officer of the Lazard Mutual Funds and Lazard Asset Management Securities, LLC
Kenneth M. Jacobs; Director	None
Alexander F. Stern; Director	None
Charles Carroll; Deputy Chairman	Chief Executive Officer of Lazard Asset Management Securities, LLC
Andrew Lacey; Deputy Chairman	None
John Reinsberg; Deputy Chairman	None
Robert P. DeConcini; Chairman	None
Andreas Huebner; Senior Managing Director	None
Robert Prugue; Senior Managing Director	None
Bill Smith; Senior Managing Director	None

Templeton Investment Counsel, LLC (“Templeton”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds. The principal address of Templeton is 300 Southeast 2nd Street, Ft. Lauderdale, FL 33301.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Templeton is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Templeton	Other Substantial Business and Connections
Donald F. Reed; Chief Executive Officer and Chairman	None
Cynthia L. Sweeting; President/Director of Portfolio Management for the Templeton Global Equity Group	None
Antonio T. Docal; Executive Vice President and Portfolio Manager	None
Peter A. Nori; Executive Vice President and Portfolio Manager	None
Craig S. Tyle; Chief Legal Officer	None
Mark L. Constant; Treasurer	None
Michael J. D’Agrosa; Chief Compliance Officer	None
Gregory E. McGowan; Executive Vice President	None
Madison S. Gulley; Executive Vice President	None

Information as to the officers and directors of each of the above investment advisers may also be included in that adviser's current Form ADV filed with the SEC and is incorporated by reference herein.

Item 32.	Principal Underwriter

Not applicable.

Item 33.	Location of Accounts and Records

The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of 1) the Trust's custodian and fund accounting agent at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) the Manager at American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039; 3) the Trust’s transfer agent, Boston Financial Data Services, 330 West 9th St., Kansas City, Missouri 64105; 4) Mastercraft, 3021 Wichita Court, Fort Worth, Texas 76140; or 5) the Trust's investment advisers at the addresses listed in Item 31 above.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 1 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and the State of Texas, on April 12, 2017.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

EXHIBIT INDEX

Type:	Description:

99.(d)(2)(A)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Barrow, Hanley, Mewhinney & Strauss, LLC, dated March 21, 2017

99.(d)(2)(B)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Brandywine Global Investment Management, LLC, dated March 15, 2017

99.(d)(2)(C)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc., and Hotchkis and Wiley Capital Management LLC, dated March 21, 2017

99.(d)(2)(D)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Lazard Asset Management LLC, dated March 21, 2017

99.(d)(2)(E)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Templeton Investment Counsel, LLC, dated March 17, 2017

99.(d)(2)(F)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Aristotle Capital Management, LLC, dated March 21, 2017

99.(g)(1)	Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017

99.(g)(2)	Class Action Filing Services Amendment to Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017

99.(h)(1)	Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 22, 2017

Other Exhibit
Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust dated February 28, 2017